SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the


                         Securities Exchange Act of 1934


    Date of Report (Date of earliest event reported)  SEPTEMBER  30, 2002
                                                      -------------------

                                BrightCube, Inc.

               (Exact name of registrant as specified in charter)

          Nevada                   000-26693                  87-0431036
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(State or other jurisdiction      (Commission               (IRS Employer
     of incorporation)            File Number)            Identification No.)



240 Center Street, El Segundo CA                                  90245
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(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code     (310) 535-4555
                                                   =============================


         (Former name or former address, if changed since last report.)


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ITEM 3.  BANKRUPTCY  OR  RECEIVERSHIP

     On September 30, 2002, Brightcube, Inc., a Nevada corporation (the "Company"), filed in the United States Bankruptcy Court for the District of California (the "Bankruptcy Court") a voluntary petition seeking relief under Chapter 7 of Title 11 of the United States Code, Case No. LA02-37844SB. The Bankruptcy Court assumed jurisdiction of the liquidation of the Company on that date. In accordance with the provisions of Chapter 7, a trustee responsible for the complete liquidation of the Company's assets will be appointed. The proceeds of the liquidation will be applied to the claims of the Company's creditors in accordance with the priorities established by the Bankruptcy Code. The Company's stockholders are not expected to receive any proceeds from the liquidation. The Company's business operations ceased as of September 17, 2002.

ITEM 5.  OTHER  EVENTS.

     Each of the Company's executive officers either resigned or was terminated as an officer and employee, and all of the directors of the Company resigned, effective on or before the close of business on October 1, 2002.

SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            BRIGHTCUBE, INC.



Date:  October 2, 2002                      By: /s/  Al Marco
                                               --------------
                                               Al Marco
                                               Formerly Chief Executive Officer


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